           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------------------------

                                  GIVE THE                                                    GIVE THE EMPLOYER
                                  SOCIAL SECURITY                                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         NUMBER OF--                   FOR THIS TYPE OF ACCOUNT:     NUMBER OF--

--------------------------------  ----------------------------  ----------------------------  ----------------------------

1.An individual's account         The individual                8.Sole proprietorship         The owner(4)
                                                                  account

2.Two or more individuals (joint  The actual owner of the       9.A valid trust, estate, or   The legal entity (Do not
  account)                        account or, if combined         pension trust               furnish the identifying
                                  funds, the first individual                                 number of the personal
                                  on the account(1)                                           representative or trustee
                                                                                              unless the legal entity
                                                                                              itself is not designated in
                                                                                              the account title.)(5)

3.Husband and wife (joint         The actual owner of the       10.Corporate account          The corporation
  account)                        account or, if joint funds,
                                  either person(1)

4.Custodian account of a minor    The minor(2)                  11.Religious, charitable, or  The organization
  (Uniform Gift to Minors Act)                                     educational organization
                                                                   account

5.Adult and minor (joint          The adult or, if the minor    12.Partnership account held   The partnership
  account)                        is the only contributor, the     in the name of the
                                  minor(1)                         business

6.Account in the name of          The ward, minor, or           13.Association, club, or      The organization
  guardian or committee for a     incompetent person(3)            other tax-exempt
  designated ward, minor, or                                       organization
  incompetent person

7.A.The usual revocable savings   The grantor-trustee(1)        14.A broker or registered     The broker or nominee
  trust account (grantor is also                                   nominee
  trustee)

  B.So-called trust account that  The actual owner(1)           15.Account with the           The public entity
  is not a legal or valid trust                                    Department of Agriculture
  under state law                                                  in the name of a public
                                                                   entity (such as a State
                                                                   or local government,
                                                                   school district, or
                                                                   prison) that receives
                                                                   agricultural program
                                                                   payments


-----------------------------------------------------------------------------

   (1) List first and circle the name of the person whose number you furnish.

   (2) Circle the minor's name and furnish the minor's social security number.

   (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

   (4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

   (5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o  A corporation.

o  A financial institution.

o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

o  The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o  An international organization or any agency or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o  A real estate investment trust.

o  A common trust fund operated by a bank under Section 584(a) of the Code.

o  An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o  Payments made by certain foreign organizations.

o  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt--interest dividends under Section 852 of the Code).

o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

o  Payments on tax-free covenant bonds under Section 1451 of the Code.

o  Payments made by certain foreign organizations.

o  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE